--------------------------------------------------------------------------------
                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

                           (Amendment No._________)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[X]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         Barrett Resources Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

              Paul M. Rady, President and Chief Operating Officer
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1. Title of each class of securities to which transaction applies:

        Not applicable
        ----------------------------------------------------------------------


     2. Aggregate number of securities to which transaction applies:

        Not applicable
        ----------------------------------------------------------------------


     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        Not applicable
        ----------------------------------------------------------------------


     4. Proposed maximum aggregate value of transaction:

        Not applicable
        ----------------------------------------------------------------------


     5. Total fee paid:

        Not applicable
        ----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1. Amount Previously Paid: Not applicable
                               -----------------------------------------------
     2. Form Schedule or Registration Statement No.: Not applicable
                                                     -------------------------
     3. Filing Party: Not applicable
                     ---------------------------------------------------------
     4. Date Filed: Not applicable
                   -----------------------------------------------------------

                         BARRETT RESOURCES CORPORATION
                             1515 Arapahoe Street
                              Tower 3, Suite 1000
                           Denver, Colorado   80202
                                (303) 572-3900

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held June 17, 1997

     The Annual Meeting of the stockholders of Barrett Resources Corporation (the "Company") will be held on June 17, 1997 at 9:00 a.m. (local time) at the Westin Hotel, 1672 Lawrence Street, Denver, Colorado, for the following purposes:

     1.   To elect the 12 members of the Company's Board of Directors;

     2. To consider and vote upon a proposal recommended by the Board of Directors to approve the Company's 1997 Stock Option Plan;

     3. To consider and vote upon a proposal recommended by the Board of Directors to amend the Non-Discretionary Stock Option Plan;

     4. To consider and vote upon a proposal recommended by the Board of Directors to amend the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 35,000,000 shares to 45,000,000 shares;

     5. To ratify the selection of Arthur Andersen LLP to serve as the Company's independent certified accountants for the fiscal year ending December 31, 1997; and

     6. To transact any other business that properly may come before the meeting.

     Only the stockholders of record as shown on the transfer books of the Company at the close of business on April 21, 1997 are entitled to notice of, and to vote at, the Stockholder Meeting.

     All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope (which requires no postage if mailed in the United States). The person executing the proxy may revoke it by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Stockholder Meeting.

     ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE STOCKHOLDER MEETING.
                                    By the Board of Directors

                                    PAUL M. RADY
                                    President and Chief Operating Officer
Denver, Colorado
April 24, 1997

                                PROXY STATEMENT
                         BARRETT RESOURCES CORPORATION
                             1515 Arapahoe Street
                              Tower 3, Suite 1000
                           Denver, Colorado   80202
                                (303) 572-3900

                        ANNUAL MEETING OF STOCKHOLDERS
                                  to be held
                                 June 17, 1997

     This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Barrett Resources Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. (local time) on June 17, 1997 at the Westin Hotel, 1672 Lawrence Street, Denver, Colorado or at any adjournment or postponement of the meeting. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to the Company's stockholders on or about April 24, 1997.

     The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted for each of the 12 nominees for director whose names are set forth on the proxy card, in favor of the proposal to adopt the Company's 1997 Stock Option Plan, in favor of the proposal to amend the Company's Non-Discretionary Stock Option Plan, in favor of the proposal to amend the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 35,000,000 shares to 45,000,000 shares, and in favor of ratification of the selection of Arthur Andersen LLP as the Company's independent auditors, as described in this Proxy Statement.

     A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.

     The solicitation of proxies is to be made principally by mail; however, following the original solicitation, further solicitations may be made by telephone or oral communication with stockholders of the Company. Officers, directors and employees of the Company may solicit proxies, but without compensation for such solicitation other than their regular compensation as employees of the Company. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. The Company may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. All expenses involved in preparing, assembling and mailing this Proxy Statement and the enclosed material will be paid by the Company. A majority of the issued and outstanding shares of the Company's Common Stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders.


                             ELECTION OF DIRECTORS

     At the Annual Meeting, the stockholders will elect 12 members of the Board of Directors of the Company. Each director will be elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and has qualified. The affirmative vote of a majority of the shares represented at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of Common Stock held in his or her name. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as Management's nominees for directors of the Company. Each of the nominees currently is a director of the Company.

     Each of the nominees has consented to be named herein and to serve on the Board if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board of Directors may recommend.

     The following table sets forth, with respect to each nominee for director, the nominee's age, his positions and offices with the Company, the expiration of his term as a director, and the year in which he first became a director of the Company. Individual background information concerning each of the nominees follows the table. For additional information concerning the nominees for director, including stock ownership and compensation, see "EXECUTIVE COMPENSATION", "STOCK OWNERSHIP OF DIRECTORS AND PRINCIPAL STOCKHOLDERS", and "CERTAIN TRANSACTIONS WITH MANAGEMENT AND PRINCIPAL STOCKHOLDERS".

                                                                     Expiration of
                                      Position with                      Term as      Initial Date
Name                         Age       the Company                      Director       as Director
----                         ---       -----------                    -------------    -----------

William J. Barrett            68    Chief Executive Officer           Next Annual         1983
 /(1)(2)(5)(7)/                     and Chairman of the               Meeting
                                    Board of Directors

C. Robert Buford              63    Director                          Next Annual         1983
 /(1)(2)(3)(4)/                                                       Meeting

Derrill Cody /(2)(3)(4)/      58    Director                          Next Annual         1995
                                                                      Meeting

James M. Fitzgibbons          62    Director                          Next Annual         1987
 /(3)(4)(6)/                                                          Meeting

Hennie L.J.M. Gieskes         58    Director                          Next Annual         1985
 /(1)(3)(4)/                                                          Meeting

William W. Grant, III         64    Director                          Next Annual         1995
 /(3)(4)/                                                             Meeting

J. Frank Keller /(5)/         53    Executive Vice                    Next Annual         1983
                                    President, Secretary,             Meeting
                                    Chief Financial Officer,
                                    and a Director


                                                                     Expiration of
                                      Position with                      Term as      Initial Date
Name                         Age       the Company                      Director       as Director
----                         ---       -----------                    -------------     --------
Paul M. Rady /(2)(7)/         43       President, Chief                Next Annual         1994
                                       Operating Officer, and          Meeting
                                       a Director

A. Ralph Reed                 59       Executive Vice                  Next Annual         1990
                                       President - Operations          Meeting
                                       and a Director

James T. Rodgers /(3)(4)/     62       Director                        Next Annual         1993
                                                                       Meeting

Philippe S.E. Schreiber       56       Director                        Next Annual         1985
 /(2)(3)(4)/                                                           Meeting

Harry S. Welch /(3)(4)/       73       Director                        Next Annual         1995
                                                                       Meeting
------------------

/(1)/ Member of the Executive Committee of the Board of Directors.

/(2)/ Member of the Board Planning and Nominating Committee of the Board of
      Directors.

/(3)/ Member of the Audit Committee of the Board of Directors.

/(4)/ Member of the Compensation Committee of the Board of Directors.

/(5)/ Mr. Keller and Mr. Barrett are brothers-in-law.

/(6)/ Mr. Fitzgibbons served as a Director of the Company from July 1987 until October 1992. He was re-elected to the Board of Directors in January 1994.

/(7)/ The Board of Directors has elected Paul M. Rady to serve as Chief
      Executive Officer effective as of July 1, 1997, at which time William J. Barrett will retire as Chief Executive Officer. Mr. Barrett's retirement plans include remaining as Chairman of the Board until January 1999.


      William J. Barrett has been Chief Executive Officer since December 1983 and Chairman of the Board of Directors of the Company since March 1994. Mr. Barrett was President of the Company from December 1983 through September 1994. From January 1979 to February 1982, Mr. Barrett was an independent oil and gas operator in the western United States in association with Aeon Energy, a partnership composed of four sole proprietorships. From 1971 to 1978, Mr. Barrett served as Vice President - Exploration and a director of Rainbow Resources, Inc., a publicly held independent oil and gas exploration company that merged with a subsidiary of the Williams Companies in 1978. Mr. Barrett served as President, Exploration Manager and Director for B&C Exploration from 1969 until 1971 and was chief geologist for Wolf Exploration Company, now known as Inexco Oil Co., from 1967 to 1969. He was an exploration geologist with Pan-American Petroleum Corporation from 1963 to 1966 and worked as an exploration geologist, a petroleum geologist and a stratigrapher for El Paso Natural Gas Co. at various times from 1958 to 1963. Mr. Barrett's retirement plans include remaining as Chairman of the Board until January 1999 and remaining as Chief Executive Officer until July 1, 1997.

     C. Robert Buford has been a director of the Company since December 1983 and served as Chairman of the Board of Directors from December 1983 through March 1994. Mr. Buford has been President, Chairman of the Board and controlling shareholder of Zenith Drilling Corporation ("Zenith"), Wichita, Kansas, since February 1966. Zenith owns approximately ___ percent of the Company's Common Stock. Since 1993, Mr. Buford has served as a director of Encore Energy, Inc., a wholly-owned subsidiary of Zenith engaged in the marketing of natural gas.
Mr. Buford is also a member of the Board of Directors of Intrust Financial Corporation, a bank holding company. Mr. Buford served as a director of Lonestar Steakhouse & Saloon, Inc. from March 1992 until his resignation on January 3, 1997.

     Derrill Cody has been a director of the Company since July 1995. From May 1990 until July 1995, Mr. Cody served as a director of Plains Petroleum Company ("Plains"), which merged with a subsidiary of the Company on July 18, 1995. Since January 1990, Mr. Cody has been an attorney in private practice in Oklahoma City, Oklahoma. From 1986 to 1990, he was Executive Vice President of Texas Eastern Corporation, and from 1987 to 1990 he was the Chief Executive Officer of Texas Eastern Pipeline Company. He has been a director of the General Partner of TEPPCO Partners, L.P. since January 1990.

     James M. Fitzgibbons has been a director of the Company since January 1994, and previously served as a director of the Company from July 1987 until October 1992. Since October 1990, Mr. Fitzgibbons has been Chairman and Chief Executive Officer of Fieldcrest Cannon, Inc., a manufacturer of home furnishing textiles. From January 1986 until October 1990, Mr. Fitzgibbons was President of Amoskeag Company in Boston, Massachusetts. Prior to 1986, he was President of Howes Leather Company, a producer of leather. Mr. Fitzgibbons is also member of the Board of Directors of Lumber Mutual Insurance Company, American Textile Manufacturers Institute and a Trustee of Dreyfus Laurel Funds, a series of mutual funds.

     Hennie L.J.M. Gieskes has been a director of the Company since November 1985. Mr. Gieskes is the Managing Director of Spaarne Compagnie N.V., a Netherlands company engaged in the investment business. From before 1976 until December 1990, Mr. Gieskes was a Managing Director of Vitol Beheer B.V., a Netherlands trading company engaged primarily in energy-related commodities.

     William W. Grant, III has served as a director of the Company since July 1995. From May 1987 until July 1995, Mr. Grant served as a director of Plains. He has been an advisory director of Colorado National Bankshares, Inc. and Colorado National Bank since 1993. He was a director of Colorado National Bankshares, Inc. from 1982 to 1993 and the Chairman of the Board of Colorado National Bank of Denver from 1986 to 1993. He served as the Chairman of the Board of Colorado Capital Advisors from 1989 through 1994.

     J. Frank Keller has been an Executive Vice President, Secretary and a director of the Company since December 1983 and Chief Financial Officer of the Company since July 1995. Mr. Keller was the

President and a co-founder of Myriam Corp., an architectural design and real estate development firm beginning in 1976, until it was reorganized as Barrett Energy in February 1982.

     Paul M. Rady has been President, Chief Operating Officer, and a director of the Company since September 1994. Effective as of July 1, 1997, Mr. Rady will become Chief Executive Officer and William J. Barrett will continue as Chairman of the Board. Prior to September 1994, Mr. Rady served as Executive Vice President-Exploration of the Company beginning February 1993. From August 1990 until July 1992, Mr. Rady served as Chief Geologist for the Company, and from July 1992 until January 1993 he served as Exploration Manager for the Company. From July 1980 until August 1990, Mr. Rady served in various positions with the Denver, Colorado regional office of Amoco Production Company ("Amoco"), the exploration and production subsidiary of Amoco Corporation. Mr. Rady was a Geologist and Geophysicist for Amoco. While with Amoco, Mr. Rady's areas of responsibility included the Rocky Mountain Basins, Utah-Wyoming Overthrust Belt, offshore Alaska, Oklahoma, particularly with respect to the Arkoma Basin, and the New Ventures Group, which concentrated on the western United States.

     A. Ralph Reed has been an Executive Vice President of the Company since November 1989 and a director since September 1990. From 1986 to 1989, Mr. Reed was an independent oil and natural gas operator in the Mid-continent region of the United States, including the period from January 1988 to November 1989 when he acted as a consultant to Zenith. From 1982 to 1986, Mr. Reed was President and Chief Executive Officer of Cotton Petroleum Corporation ("Cotton"), a wholly owned exploration and production subsidiary of United Energy Resources, Inc. Prior to joining Cotton in 1980, Mr. Reed was employed by Amoco from 1962, holding various positions including Manager of International Production, Division Production Manager and Division Engineer.

     James T. Rodgers has been a director of the Company since November 1993. Mr. Rodgers served as the President, Chief Operating Officer and a director of Anadarko Petroleum Corporation ("Anadarko") from 1986 through 1992. Prior to 1986, Mr. Rodgers was employed in other capacities by Anadarko and Amoco. Mr. Rodgers taught Petroleum Engineering at the University of Texas in Austin in 1958 and at Texas Tech University in Lubbock from 1958 to 1961. Mr. Rodgers currently serves as a Director of Louis Dreyfus Natural Gas Corporation and as an advisor to Ural Petroleum Corporation, a privately held exploration and production company operating in the former Soviet Union.

     Philippe S.E. Schreiber has been a director of the Company since November 1985. Mr. Schreiber is an independent lawyer and business consultant who also is of counsel to the law firm of Walter, Conston, Alexander & Green, P.C. in New York, New York. Mr. Schreiber has been affiliated with that law firm as counsel or partner since August 1985. From 1988 to mid-1992, he also was the Chairman of the Board and a principal shareholder of HSE, Inc., d/b/a Manhattan Kids Limited, a privately owned corporation.

     Harry S. Welch has been a director of the Company since July 1995. From May 1986 until July 1995, Mr. Welch served as a director of Plains. Since August 1989, he has been an attorney in private practice in Houston, Texas. He served as Vice President and General Counsel of Texas Eastern Corporation from 1988 to July 1989.

Committees and Meetings.

     The Board of Directors has a Compensation Committee, an Audit Committee, an Executive Committee, and a Board Planning and Nominating Committee. The Compensation Committee has the authority to establish policies concerning compensation and employee benefits for employees of the Company. The Compensation Committee reviews and makes recommendations concerning the Company's compensation policies and the implementation of those policies and determines compensation and benefits for executive officers. During 1996, the Compensation Committee, currently consisting of Messrs. Buford, Cody, Fitzgibbons, Gieskes, Grant, Rodgers, Schreiber (Chairman), and Welch, met four times. In addition, the Compensation Committee took action in 1996 three times by unanimous consent.

     The Audit Committee performs the following functions: recommending to the Board of Directors the independent auditors to be employed; discussing the scope of the independent auditors' examination; reviewing the financial statements and the independent auditors' report; soliciting recommendations from the independent auditors regarding internal controls and other matters; establishing guidelines for the Board of Directors to review related party transactions for potential conflicts of interest; making recommendations to the Board of Directors; and performing other related tasks as requested by the Board. During 1996, the Audit Committee, currently consisting of Messrs. Buford (Chairman), Cody, Fitzgibbons, Gieskes, Grant, Rodgers, Schreiber and Welch, met two times.

     The Executive Committee, which held no meetings in 1996, is comprised of Messrs. Barrett, Buford and Gieskes. The primary responsibility of the Executive Committee is to exercise the authority of the Board, to the extent permitted by Delaware law and the Company's Bylaws, during intervals between regular meetings of the Board.

     On January 27, 1997, the Board of Directors established the Board Planning and Nominating Committee, consisting of Messrs. Barrett, Buford, Cody, Rady and Schreiber. The primary responsibilities of the Committee are to review the role, structure and procedures of the Board of Directors and its committees and to consider and recommend candidates for election to the Board.

     During 1996, the Board of Directors met 11 times and took action three times by unanimous written consent. Each director participated in at least 75 percent of the aggregate of the total number meetings of the Board of Directors and of all committees of the Board of Directors on which that director served during 1996.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 1996, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, with the following exception: Donald H. Stevens, Vice President -- Corporate Relations and Capital Markets, reported on October 25, 1996 on a Form 4, the sale on September 24, 1996 of 3,750 shares. In making these statements, the Company has relied upon the written representations of its directors and officers.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth in summary form the compensation received during each of the Company's last three completed fiscal years by the Chief Executive Officer of the Company and by the four other most highly compensated executive officers whose compensation exceeded $100,000 during the year ended December 31, 1996. Beginning with the year ended December 31, 1995, the Company changed its fiscal year end from September 30 to December 31. The figures in the following table are for each of the one year periods ended December 31, 1996, 1995, and 1994:

                          Summary Compensation Table

=============================================================================================================================
                                                                                Long Term Compensation
-----------------------------------------------------------------------------------------------------------------------------
                                                                                Awards            Payouts
-----------------------------------------------------------------------------------------------------------------------------

                                                                       Restricted  Securities
                                                        Other Annual   Stock       Underlying     LTIP      All Other
Name and Principal        Fiscal  Salary     Bonus      Compensation   Award(s)    Options/SARs   Payouts   Compensation
    Position              Year    ($)        ($)/(1)/   ($)/(2)/       ($)/(3)/     (#)/(4)/      ($)/(5)/  ($)/(6)/
-----------------------------------------------------------------------------------------------------------------------------

William J. Barrett          1996  $255,417    $150,000        -0-         -0-        100,000       -0-      $7,913
 Chief Executive
 Officer and                1995  $200,000         -0-        -0-         -0-            -0-       -0-      $4,680
 Chairman of the
 Board                      1994  $200,000     $40,000        -0-         -0-        100,000       -0-      $4,560
-----------------------------------------------------------------------------------------------------------------------------
Paul M. Rady                1996  $206,667     $63,000        -0-         -0-         52,000       -0-      $8,138
 President, Chief
 Operating Officer,         1995  $175,000         -0-        -0-         -0-            -0-       -0-      $4,680
 and a director
                            1994  $139,583     $30,000        -0-         -0-         70,000       -0-      $4,247
-----------------------------------------------------------------------------------------------------------------------------
A. Ralph Reed               1996  $207,917     $54,000        -0-         -0-         40,000       -0-      $7,988
 Executive Vice
 President -                1995  $200,000         -0-        -0-         -0-            -0-       -0-      $4,680
 Operations, and a
 director                   1994  $164,583     $30,000        -0-         -0-        100,000       -0-      $4,705
-----------------------------------------------------------------------------------------------------------------------------
J. Frank Keller             1996  $155,938     $40,000        -0-         -0-         19,200       -0-      $8,222
 Executive Vice
 President,                 1995  $150,000         -0-        -0-         -0-            -0-       -0-      $4,560
 Chief Financial
 Officer, Secretary         1994  $128,750     $25,000        -0-         -0-         55,000       -0-      $3,922
 and a director
-----------------------------------------------------------------------------------------------------------------------------
Eugene A. Lang,             1996  $141,242     $25,000        -0-         -0-          9,600       -0-      $7,432
 Jr., Senior Vice
 President and              1995  $138,422     $ 8,000        -0-         -0-            -0-       -0-      $1,500
 General Counsel /(7)/
                            1994  $127,560         -0-        -0-         -0-    25,460/(8)/       -0-      $1,500
=============================================================================================================================

/(1)/ The dollar value of bonus (cash and non-cash) paid during the year indicated. In March 1997, cash bonuses were determined by the Compensation Committee and paid by the Company based upon the Company's performance in 1996. These bonuses included $250,000 paid to Mr. Barrett, $160,000 paid to Mr. Rady, $120,000 paid to Mr. Reed, $90,000 paid to Mr. Keller, and $65,000 paid to Mr. Lang. See "Compensation Committee Report on Executive Compensation--Cash Bonus Awards".

/(2)/ During the period covered by the Table, the Company did not pay any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.

/(3)/ During the period covered by the Table, the Company did not make any award of restricted stock, including share units.

/(4)/ The sum of the number of shares of Common Stock to be received upon the exercise of all stock options granted. At the March 20, 1997 meeting of the Board of Directors, the Board approved the 1997 Plan. See "Option Grants Table" and "PROPOSAL TO ADOPT 1997 STOCK OPTION PLAN".

/(5)/ Except for stock option plans, the Company does not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year.

/(6)/ Represents the Company's matching contribution under the Company's 401(k) Plan for each named executive officer. The amounts for 1994 and 1995 for Mr. Lang represent matching contributions under the Plains 401(k) Plan.

/(7)/ Mr. Lang's compensation was paid by Plains during the period from January 1, 1994 through July 18, 1995 when Plains merged with a subsidiary of the Company.

/(8)/ Consists of options to purchase 25,460 shares of common stock of Plains that became options to purchase 33,097 shares of Common Stock of the Company upon the merger of Plains with a subsidiary of the Company.

Option Grants in Last Fiscal Year

       No stock appreciation rights were granted to any executive officers or employees in the year ended December 31, 1996. The following table provides information on stock option grants in the year ended December 31, 1996 to the named executive officers.

                       Option Grants in Last Fiscal Year

                                                                                                Potential
                                                Individual Grants                            Realizable Value
                           ---------------------------------------------------------     -------------------------
                            Number of      % of Total
                            Securities      Options
                            Underlying     Granted to
                             Options       Employees      Exercise
                             Granted       in Fiscal        Price        Expiration
         Name                  (#)            Year        ($/Share)         Date              5%            10%
         ----              -----------     ----------     ---------     ------------     ----------     ----------

  William J. Barrett        100,000(1)       14.13%        $23.125      March 5, 2003     $942,119      $2,194,882


  Paul M. Rady               52,000(2)        7.35%        $23.125      March 5, 2003     $489,901      $1,141,338

  A. Ralph Reed              40,000(2)        5.65%        $23.125      March 5, 2003     $376,847        $877,952

  J. Frank Keller            19,200(2)        2.71%        $23.125      March 5, 2003     $180,886        $421,416

Eugene A. Lang, Jr.           9,600(2)        1.36%        $23.125      March 5, 2003      $90,443        $210,708

--------------

(1) Half of these option shares became exercisable on March 5, 1997, and the balance of these option shares are first exercisable on March 5, 1998.

(2) One-fourth of these option shares became exercisable on March 5, 1997, and an additional one-fourth of these option shares are first exercisable on each of March 5, 1998, March 5, 1999 and March 5, 2000.

Aggregated Option Exercises And Fiscal Year-End Option Value Table

      The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1996 by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 during the year ended December 31, 1996 and the fiscal year-end value of unexercised options held by these persons:

                          Aggregated Option Exercises
                    For Fiscal Year Ended December 31, 1996
                         And Year-End Option Values (1)


 ===========================================================================================================================
                                                                 Number of Securities
                                                               Underlying Unexercised       Value of Unexercised In-the-
                                                               Options at Fiscal Year-            Money Options at
                                                                     End (#)(4)                Fiscal Year-End ($)(5)
----------------------------------------------------------------------------------------------------------------------------
                             Shares
                             Acquired on    Value Realized
Name                         Exercise (2)       ($)(3)       Exercisable   Unexercisable   Exercisable   Unexercisable
----------------------------------------------------------------------------------------------------------------------------
William J. Barrett             20,000          $230,000        5,000          150,000       $125,000       $3,370,000
 Chief Executive
 Officer and
 Chairman of the
 Board
----------------------------------------------------------------------------------------------------------------------------
Paul M. Rady                     -0-              -0-         35,000           87,000       $951,500       $1,965,500
 President, Chief
 Operating
 Officer, and a
 director
----------------------------------------------------------------------------------------------------------------------------
A. Ralph Reed                  14,952          $347,709       35,048           90,000       $904,454       $2,121,800
 Executive Vice
 President -
 Operations
 and a director
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
J. Frank Keller                  -0-              -0-         27,500           46,700       $760,600       $1,135,000
 Executive Vice
 President,
 Chief Financial
 Officer, Secretary,
 and a director
----------------------------------------------------------------------------------------------------------------------------
Eugene A. Lang, Jr.             3,750           $45,825       40,860            9,600       $981,347         $187,200
 Senior Vice
 President and
 General Counsel
============================================================================================================================

/(1)/ No stock appreciation rights are held by any of the named executive officers.

/(2)/ The number of shares received upon exercise of options during the fiscal year ended December 31, 1996.

/(3)/ With respect to options exercised during the Company's fiscal year ended December 31, 1996, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

/(4)/ The total number of unexercised options held as of December 31, 1996, separated between those options that were exercisable and those options that were not exercisable.

/(5)/ For all unexercised options held as of December 31, 1996, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. These values are shown separately for those options that were exercisable, and those options that were not yet exercisable, on December 31, 1996. As required, the price used to calculate these figures was the closing sale price of the Common Stock at year's end, which was $42.625 per share on December 31, 1996. On April __, 1997, the closing sale price was $______ per share.

    Employee Retirement Plans, Long-Term Incentive Plans, and Pension Plans
    -----------------------------------------------------------------------

       The Company has an employee retirement plan (the "401(k) Plan") that qualifies under Section 401(k) of the Internal Revenue Code of 1986, as amended. Employees of the Company are entitled to contribute to the 401(k) Plan up to 15 percent of their respective salaries. For each pay period through March 31, 1996, the Company contributed on behalf of each employee 50 percent of the contribution made by that employee, up to a maximum contribution by the Company of three percent of that employee's gross salary for that pay period. Effective April 1, 1996, the Company's matching contribution increased to 100 percent of each participating employee's contribution, up to a maximum of six percent of base salary, with one-half of the matching contribution paid in cash and one-half paid in the Company's Common Stock. The Company's matching contribution is subject to a vesting schedule. Benefits payable to employees upon retirement are based on the contributions made by the employee under the 401(k) Plan, the Company's matching contributions, and the performance of the 401(k) Plan's investments. Therefore, the Company cannot estimate the annual benefits that will be payable to participants in the 401(k) Plan upon retirement at normal retirement age. Excluding the 401(k) Plan, the Company has no defined benefit or actuarial or pension plans or other retirement plans.

       Excluding the Company's stock option plans, the Company has no long-term incentive plan to serve as incentive for performance to occur over a period longer than one fiscal year.

       Compensation of Directors
       -------------------------

       Standard Arrangements.  Pursuant to the Company's standard arrangement
       ----------------------
for compensating directors, no compensation for serving as a director is paid to directors who also are employees of the Company, and those directors who are not also employees of the Company ("Outside Directors") receive an annual retainer of $20,000 paid in equal quarterly installments. In addition, for each Board of Directors or committee meeting attended, each Outside Director receives a $750 meeting attendance fee. Effective March 5, 1996, each Outside Director receives $200 for each telephone meeting lasting more than 15 minutes. Effective April 1, 1997, the meeting attendance fee was increased to $1,000 and the fee for telephone meetings lasting more than 15 minutes was increased to $300. Also effective April 1, 1997, the Chairman of the Compensation and Audit Committees will receive a $1,500 meeting attendance fee for each committee meeting. For each Board of Directors or committee meeting attended, each Outside Director will have options to purchase 500 shares of Common Stock become exercisable. Although these options become exercisable only at the rate of 500 for each meeting attended, each director will be granted options to purchase 10,000 shares at the time the individual initially becomes a director. (The Board of Directors has approved, and recommended for stockholder approval, amendments to the Non-Discretionary Stock Option Plan. If the stockholders approve the proposed amendments to the Non-Discretionary Stock Option Plan, options thereunder will become exercisable at the rate of 1,000 shares for each meeting attended.) Any options that have not become exercisable at the time of termination of a director's service will expire at that time. At such time that the options to purchase all 10,000 shares have become exercisable, options to purchase an additional 10,000 shares will be granted to the director and will be subject to the same restrictions on exercise as the previously received options. The options are granted to the Outside Directors pursuant to the Company's Non-Discretionary Stock Option Plan, and their exercise price is equal to the closing sales price for the Company's Common Stock on the date of grant. The options expire upon the later to occur of five years after the date of grant and two years after the date those options first became exercisable.

       Other Arrangements.  During the fiscal year ended December 31, 1996,
       -------------------
no compensation was paid to directors of the Company other than pursuant to the standard compensation arrangements described in the previous section.

       Employment Contracts and Termination of Employment and Change-in-Control
       ------------------------------------------------------------------------
Arrangements.
-------------

       The Company does not have any written employment contracts with respect to any of the executive officers named in the Summary Compensation Table, except for Mr. Lang. Mr. Lang is a party to an agreement with Plains to which the Company became bound as a result of the Barrett-Plains merger. That agreement provides, among other things, that if, within three years after a "change in control" (as defined in the agreement), Mr. Lang's employment is involuntarily terminated or is terminated by Mr. Lang for "Good Reason", Mr. Lang is to be paid a cash amount equal to (a) two times of the higher of (i) his then annual compensation (including salary, bonuses and incentive compensation) or (ii) the highest annual compensation (including salary, bonuses and incentive compensation) paid or payable during any of the three calendar years ending with the year of his termination, plus (b) an amount equal to any excise taxes payable by Mr. Lang with respect to these amounts and any excise or income taxes payable by Mr. Lang as a result of this reimbursement of excise taxes. "Good Reason" is defined as a reduction in Mr. Lang's compensation or employment responsibilities, a required relocation outside the greater Denver, Colorado area or, generally, any conduct that renders Mr. Lang unable to discharge his employment duties effectively. This agreement terminates on July 18, 1998. The Company has no other compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of the employment with the Company and its subsidiaries of the executive officers named in the Summary Compensation Table or from a change-in-control of the Company or a change in the responsibilities of any such executive officer following a change-in-control, except that (i) in January 1994, the Board of Directors approved a resolution allowing all options outstanding under the

Company's 1990 Stock Option Plan to become exercisable if an announcement is made concerning a business combination with the Company; and (ii) in September 1994, the Compensation Committee committed to Mr. Reed that all stock options that had been granted to him as of September 10, 1994 would become exercisable upon termination of his employment provided that he remains in the employment of the Company continuously until September 10, 1997, and further provided that the Compensation Committee, or its successor, determines as of the date of his termination that his employment performance has satisfied the Company's employment standards for executive officers.

       Compensation Committee Interlocks and Insider Participation
       -----------------------------------------------------------

       During the year ended December 31, 1996, each of C. Robert Buford, Derrill Cody, James M. Fitzgibbons, Hennie L.J.M. Gieskes, James T. Rodgers, Philippe S.E. Schreiber, and Harry S. Welch served as members of the Compensation Committee of the Board of Directors. Mr. Schreiber served as the President of Excel Energy Corporation ("Excel") prior to the 1985 merger of Excel with and into the Company, and Mr. Gieskes served as Chairman of the Board of Excel at the time of the merger of Excel with and into the Company. No other person who served as a member of the Compensation Committee during the year ended December 31, 1996 was, during that year, an officer or employee of the Company or of any of its subsidiaries, or was formerly an officer of the Company or of any of its subsidiaries. For a description of transactions involving Mr. Buford and the Company, please see "CERTAIN TRANSACTIONS WITH MANAGEMENT AND PRINCIPAL STOCKHOLDERS".

Compensation Committee Report on Executive Compensation

       None of the members of the Compensation Committee of the Board of Directors is an employee of the Company. The Compensation Committee sets and administers the policies that govern the annual compensation and long-term compensation of executive officers of the Company. The Compensation Committee makes all decisions concerning compensation of executive officers and awards of stock options under the Company's stock option plans, except for awards under the Non-Discretionary Plan Stock Option Plan for non-employee directors.

       Compensation Policies Toward Executive Officers. The Compensation
       -----------------------------------------------
Committee's executive compensation policies are designed to provide competitive levels of compensation that relate compensation with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The Compensation Committee attempts to achieve these objectives through a combination of base salary, stock options, and cash bonus awards. To assist the Committee in its activities reported on in this report, the Compensation Committee utilizes outside consultants to obtain compensation information concerning comparable companies in the oil and gas industry.

       Base Salary. Executive salaries are reviewed by the Compensation
       -----------
Committee on a yearly basis and are set for individual executive officers based on subjective evaluations of each individual officer's performance, the Company's performance, and a comparison to salary ranges for executives of other companies in the oil and gas industry. Through these criteria, the Compensation Committee believes that salaries may be set in a manner that is both competitive and reasonable within the Company's industry.

       Incentive Stock Options. Stock options are granted to executive officers
       -----------------------
and other employees of the Company by the Compensation Committee as a means of providing long-term incentive to the

Company's employees. The Compensation Committee believes that stock options encourage increased performance by the Company's employees, including its officers, and align the interests of the Company's employees with the interests of the Company's stockholders. Decisions concerning the granting of stock options are made on the same basis, utilizing the same criteria, as decisions concerning base salary as discussed in the previous paragraph.

       Cash Bonus Awards. The Compensation Committee considers on an annual
       -----------------
basis whether to pay cash bonuses to some or all of the Company's employees, including the Company's executive officers. The Compensation Committee undertakes considerations concerning the granting of bonuses with the objective that the Company will remain competitive in its compensation practices and be able to retain highly qualified executive officers. With respect to cash bonus awards for the fiscal year ended December 31, 1996, the Compensation Committee considered the performance of the Company, the Company's accomplishments, the relative performance of other companies in the oil and gas industry, and the prospects for the Company as a result of this performance. Based on these Company performance evaluations, the Committee then determined whether and to what extent to grant bonuses to the respective executive officers based on an assessment of their respective contributions to the Company's performance of each individual executive officer together with a comparison of bonuses and total compensation paid to executive officers in similar positions with relatively comparable companies in the oil and gas industry. As a result of this process and these considerations and determinations, in March 1997, the Compensation Committee granted to 12 executive officers, including the Chief Executive Officer, aggregate cash bonuses of $1,047,500 for their respective contributions to the Company during the fiscal year ended December 31, 1996.

       Employee Retirement Plan. The Company's employee retirement plan, the
       ------------------------
401(k) Plan, was established effective April 1, 1991, and amended effective April 1, 1996, to provide an additional means of attracting and retaining qualified employees. Under the 401(k) Plan, as amended, the Company will contribute on behalf of each employee 100 percent of the contribution made by that employee, up to a maximum contribution by the Company of six percent of that employee's gross salary for a particular pay period. One-half of the Company's matching contribution is paid in cash and one-half is paid in the Company's Common Stock. The Company's match is subject to a vesting schedule. Participation in the 401(k) Plan is at the discretion of each individual employee, and the Compensation Committee is not involved in the administration of the 401(k) Plan.

       Chief Executive Officer Compensation. The compensation of the Company's
       ------------------------------------
Chief Executive Officer is determined in the same manner as the compensation for other executive officers of the Company as described above. As a result, the compensation of the Company's Chief Executive Officer is largely dependent upon the overall performance of the Company as well as the compensation being paid to the chief executive officers by other relatively comparable companies in the oil and gas industry. The Chief Executive Officer's long-term compensation from stock options also is largely dependent upon Company performance. The decision to pay a cash bonus to the Chief Executive Officer for the past fiscal year, and the amount of that bonus, resulted from the determination by the Compensation Committee that the cash bonus was merited and justified based on the Company's overall performance and the contributions of the Chief Executive Officer to that performance, including in particular his crucial role in the Company's reserve growth, in the Company's increase in production, in the continued integration of Plains into the Company, and in the successful completion of the Company's Common Stock offering in June 1996, as well as a comparison of total compensation paid to chief executive officers of other relatively comparable companies in the oil and gas industry.

                              Compensation Committee of the Board of Directors:

                              C. Robert Buford
                              Derrill Cody
                              James M. Fitzgibbons
                              Hennie L.J.M. Gieskes
                              William W. Grant, III
                              James T. Rodgers
                              Philippe S.E. Schreiber, Chairman
                              Harry S. Welch

Performance Graph

     The following line graph compares the yearly percentage change in the cumulative total stockholder return, assuming reinvestment of dividends, for
(i) the Common Stock, (ii) a peer group (the "Peer Group") of companies selected by the Company that are predominantly independent exploration and production companies with properties predominantly located in the United States, and
(iii) the Standard & Poors 500 Stock Index. The companies in the Peer Group are Cabot Oil & Gas Corporation, Devon Energy Corporation, Louis Dreyfus Natural Gas Corporation, Parker & Parsley Petroleum Company, Pogo Producing Company, Seagull Energy Corporation, United Meridian Corporation, and Vintage Petroleum, Inc. The comparison shown in the graph is for the years ended December 31, 1992, 1993, 1994, 1995 and 1996. The cumulative total stockholder return on the Company's Common Stock was measured by dividing the difference between the Company's share price at both the end and at the beginning of the measurement period by the share price at the beginning of the measurement period. Because the Company did not pay dividends on its Common Stock during the measurement period, the calculation of the cumulative total stockholder return on the Common Stock did not include dividends.

              [GRAPH OF TOTAL RETURN TO STOCKHOLDERS APPEARS HERE]

TOTAL RETURN ANALYSIS
Measurement period         BARRET RESOURCES
(Fiscal Year Covered)           CORP              PEER GROUP            S&P 500
Measurement Pt -
12/31/91                    $ 100.00               $ 100.00            $ 100.00

FYE 12/31/92                $ 254.00               $ 151.00            $ 107.60
FYE 12/31/93                $ 248.00               $ 229.00            $ 118.40
FYE 12/31/94                $ 490.00               $ 192.00            $ 119.90
FYE 12/29/95                $ 701.00               $ 261.00            $ 164.90
FYE 12/31/96                $1018.00               $ 419.00            $ 202.80

            STOCK OWNERSHIP OF DIRECTORS AND PRINCIPAL STOCKHOLDERS

       April 21, 1997 has been fixed by the Board of Directors of the Company as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. On that date there were __________ shares of Common Stock outstanding. The following table summarizes certain information as of April 21, 1997 with respect to the ownership by each director, by each executive officer named in the "Executive Compensation" section above, by all executive officers and directors as a group, and by each other person known by the Company to be the beneficial owner of more than five percent of the Common Stock:


           Name of                          Amount/Nature of                 Percent of Class
       Beneficial Owner                   Beneficial Ownership              Beneficially Owned
       ----------------                   --------------------              ------------------

William J. Barrett                        _______ Shares/(1)/                      ___%
C. Robert Buford                          _______ Shares/(2)/                      ___%
Derrill Cody                              _______ Shares/(3)/                        *
James M. Fitzgibbons                      _______ Shares/(3)/                        *
Hennie L.J.M. Gieskes                     _______ Shares/(3)/                      ___%
William W. Grant, III                     _______ Shares/(3)/                        *
J. Frank Keller                           _______ Shares/(3)/                        *
Eugene A. Lang, Jr.                       _______ Shares/(3)/                        *
Paul M. Rady                              _______ Shares/(3)/                        *
A. Ralph Reed                             _______ Shares/(4)/                        *
James T. Rodgers                          _______ Shares/(3)/                        *
Philippe S.E. Schreiber                   _______ Shares/(3)/                        *
Harry S. Welch                            _______ Shares/(3)/                        *
All Directors and Executive               _______ Shares/(5)/                      ___%
 Officers as a Group (20
 persons)
Fidelity Management and Research          _______ Shares/(6)/                      ___%
Corporation
82 Devonshire Street
Boston, MA 02109

State Farm Mutual               _______ Shares/(6)(7)/             ___%
Automobile Insurance
Company and affiliates
One State Farm Plaza
Bloomington, IL 61710

____________________

*  Less than 1% of the Common Stock outstanding.

/(1)/ The number of shares indicated includes 36,292 shares owned by Mr. Barrett's wife, 230,000 shares owned by the Barrett Family L.L.L.P., a Colorado limited liability limited partnership for which Mr. Barrett and his wife are general partners and owners of an aggregate of 62.92294 percent of the partnership interests, and ______ shares underlying options that currently are exercisable or become exercisable within 60 days following April 21, 1997. Pursuant to Rule 16a-1(a)(4) under the Securities Exchange Act of 1934 (the "1934 Act"), Mr. Barrett disclaims ownership of all but 144,723 shares held by the Barrett Family L.L.L.P., which constitutes Mr. and Mrs. Barrett's proportionate share of the shares held by the Barrett Family L.L.L.P.

/(2)/ C. Robert Buford is considered a beneficial owner of the 598,210 shares of which Zenith is the record owner. Mr. Buford owns approximately 89 percent of the outstanding common stock of Zenith. The number of shares of the Company's stock indicated for Mr. Buford also includes 10,000 shares that are owned by Aguilla Corporation, which is owned by Mr. Buford's wife and adult children. Mr. Buford disclaims beneficial ownership of the shares held by Aguilla Corporation pursuant to Rule 16a-1(a)(4) under the 1934 Act. The number of shares indicated also includes ______ shares underlying stock options are currently exercisable or that become exercisable within 60 days following April 21, 1997.

/(3)/ The number of shares indicated consists of or includes the following number of shares underlying options that currently are exercisable or that become exercisable within 60 days following April 21, 1997 that are held by each of the following persons: Derrill Cody, _____; James M. Fitzgibbons, _____; Hennie L.J.M. Gieskes, _____; William W. Grant, III, ______; J. Frank Keller, ______; Eugene A. Lang, Jr., ______; Paul M. Rady, ______; James T. Rodgers,
_____; Philippe S.E. Schreiber, _____; and Harry S. Welch, ______.

/(4)/ The number of shares indicated includes 10,150 shares owned by Mary C. Reed, Mr. Reed's wife and ______ shares underlying options that currently are exercisable or that become exercisable within 60 days following April 21, 1997.

/(5)/ The number of shares indicated includes the shares owned by Zenith that are beneficially owned by Mr. Buford as described in note /(1)/ and the aggregate of _______ shares underlying the options described in notes /(1)/, /(2)/, /(3)/ and /(4)/, an aggregate of ______ shares owned by seven executive officers not named in the above table, and an aggregate of ______ shares underlying options that currently are exercisable or that are exercisable within 60 days following April 21, 1997 that are held by those seven executive officers.

/(6)/ Based on information included in a Schedule 13G filed with the Securities and Exchange Commission by the named stockholders and from information obtained from other sources.

/(7)/ The number of shares indicated includes the shares owned by entities affiliated with State Farm Mutual Automobile Insurance Company ("SFMAI"). Those entities and SFMAI may be deemed to constitute a "group" with regard to the ownership of shares reported on a Schedule 13G under the Securities Exchange Act of 1934, as amended.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

     On April 10, 1996, the Company acquired all the Piceance Basin oil and gas interests of Zenith for $2.7 million, and the Company, through a merger of Grand Valley Corporation ("GVC") into a subsidiary company, acquired all the stock of GVC in exchange for 350,000 shares of the Company's Common Stock. These transactions were effective March 1, 1996. Pursuant to the respective agreements with Zenith and GVC, Zenith and the shareholders of GVC are responsible for liabilities that accrue on or before March 1, 1996 and the Company is responsible for liabilities accruing after March 1, 1996.

     The terms of these transactions were negotiated with Zenith and GVC by a Special Committee of the Board of Directors of the Company consisting of William
W. Grant, III, James T. Rodgers, Philippe S.E. Schreiber, and Harry S. Welch, each of whom is an outside director. The Company obtained an opinion from an investment banking firm that the terms of these transactions were fair to the Company.

     Prior to the Company's acquisition of these interests as described above, Zenith owned a working interest in many of the leases for which the Company is the operator. For the period from January 1, 1996 through the effective date of the acquisition, Zenith paid to the Company, as operator, approximately $77,000 as Zenith's portion of the lease operating expenses and development costs for those leases. Also as a result of its working interests, which ranged from three to 50 percent in leases for which the Company is the operator, Zenith received approximately $448,000 as its share of revenues. All terms and arrangements between Zenith and the Company with respect to these working interests were the same as those between the Company and the other working interest owners in the leases. Zenith is 89 percent owned by Mr. Buford.

     Mr. Buford also was a director of GVC, which owned a 10.4 percent interest in the pipeline gathering system and related facilities on the Company's Grand Valley Gathering System. Until acquired by the Company, as described above, ten percent of GVC was owned by Mr. Buford, and 90 percent of GVC was owned by Mr. Buford's three adult children. From January 1, 1996 through the effective date of the acquisition, GVC's proportionate share of the pipeline gathering system's expenses, not including depreciation, was approximately $33,000, and its share of the pipeline gathering system's revenues was approximately $101,000. All terms and arrangements between GVC and the Company with respect to this gathering system are the same as those between the Company and the other owners of the gathering system.

                    PROPOSAL TO ADOPT 1997 STOCK OPTION PLAN

     The Board of Directors has adopted, subject to stockholder approval, the Company's 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan will terminate, and all options granted under the 1997 Plan will be void, if the 1997 Plan is not approved by the Company's stockholders on or before March 20, 1998.

     Options to purchase 1,500,000 shares of Common Stock may be granted pursuant to the 1997 Plan. The Options granted pursuant to the 1997 Plan may be either Incentive Options or Non-Qualified Options. The 1997 Plan is intended to provide incentives to key employees and other persons who have or are contributing to the success of the Company by offering them Options to purchase shares of the Company's Common Stock. The effect of the adoption of the 1997 Plan will be to increase the number of shares issuable upon the exercise of options that may be granted under all the Company's stock option plans, which will allow the Company to grant more options from time to time and thereby augment its program of providing incentives to employees and other persons. The terms of the 1997 Plan concerning Incentive Options and Non-Qualified Options are substantially the same except that only employees of the Company or its subsidiaries are eligible for Incentive Options and employees and other persons who have contributed or are contributing to the success of the Company are eligible for Non-Qualified Options. The number of Options authorized is a maximum aggregate so that the number of Incentive Options granted reduces the number of Non-Qualified Options that may be granted. There currently are approximately ___ employees eligible to receive Incentive Options and an unspecified number of persons eligible to receive Non-Qualified Options.

     Grants of options under the 1997 Plan, which are subject to the stockholders' approval of the 1997 Plan, are disclosed below under the heading "New Plan Benefits".

     The 1997 Plan will be administered by the Option Committee, which may consist of either (i) the Company's Board of Directors, or (ii) a committee, appointed by the Board of Directors, of two or more directors who have not received grants or awards under any discretionary plan of the Company for at least one year, except for grants pursuant to a formula plan such as the Company's Non-Discretionary Stock Option Plan and certain other exceptions. However, unless determined otherwise by the Board, grants of Options to officers or to directors may be made only by an Option Committee consisting of either (i) the Board of Directors if each of the Directors is not eligible, and shall not have been eligible during the preceding year, to receive Options under the 1997 Plan or under any other stock plan of the Company, or (ii) a committee, appointed by the Board, consisting of two or more directors, neither of whom is eligible, nor shall have been eligible during the preceding year, to receive Options under the 1997 Plan or under any other stock plan of the Company other than a formula plan, such as the Company's Non-Discretionary Stock Option Plan, and certain other plans. The Board of Directors has determined that the Compensation Committee will act as the Option Committee at all times that the members of the Compensation Committee meet these criteria. The Option Committee has discretion to select the persons to whom Options will be granted ("Optionees"), the number of shares to be granted, the term of each Option and the exercise price of each Option. However, no Option may be exercisable more than 10 years after the granting of the Option, and no Options may be granted under the 1997 Plan after March 20, 2007.

     The exercise price of Options granted cannot be less than the fair market value of the underlying Common Stock on the date the Options are granted. In addition, the aggregate fair market value

(determined as of the date an Option is granted) of the Common Stock underlying the Options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum permitted by the Internal Revenue Code for incentive stock options. This amount currently is $100,000. No Incentive Option may be granted to an employee who, at the time the Option would be granted, owns more than ten percent of the outstanding stock of the Company unless the exercise price of the Options granted to the employee is at least 110 percent of the fair market value of the stock subject to the Option and the Option is not exercisable more than five years from the date of grant.

     All options granted under the 1997 Plan will become fully exercisable upon the occurrence of a change in control of the Company or certain mergers or other reorganizations or asset sales described in the 1997 Plan.

     Options granted pursuant to the 1997 Plan will not be transferable during the Optionee's lifetime. Subject to the other terms of the 1997 Plan, the Option Committee has discretion to provide vesting requirements and specific expiration provisions with respect to the Options granted.

     It currently is anticipated that the exercise of the Options will be covered by an effective registration statement, which will enable an Optionee exercising Options to receive unrestricted stock that may be transferred or sold in the open market unless the Optionee is a director, executive officer or otherwise an "affiliate" of the Company. In the case of a director, executive officer or other affiliate, the Common Stock acquired through exercise of the Options may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act. It also is anticipated that sales by affiliates will be covered by an effective registration statement.

     In the event a change, such as a stock split, is made in the Company's capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustment shall be made in the exercise price and in the number of shares subject to each outstanding Option. In the event of a stock dividend, each Optionee shall be entitled to receive, upon exercise of the Option, the equivalent of any stock dividend that the Optionee would have received had he or she been the holder of record of the shares purchased upon exercise. The Option Committee also may make provisions for adjusting the number of shares subject to outstanding Options in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of the Company's outstanding Common Stock.

     The Board of Directors may at any time terminate the 1997 Plan or make such amendments or modifications to the 1997 Plan that the Board of Directors deems advisable, except that no amendments may impair previously outstanding Options and amendments that materially modify eligibility requirements for receiving Options, that materially increase the benefits accruing to persons eligible to receive Options, or that materially increase the number of shares under the 1997 Plan must be approved by the Company's stockholders.

     The Incentive Options issuable under the 1997 Plan are structured to qualify for favorable tax treatment provided for "incentive stock options" by
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All references to the tax treatment of the Options are under the Code as currently in effect. Pursuant to Section 422 of the Code, Optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an Incentive Option. In addition, provided that the stock underlying the Option is not sold less than two years after the grant of the Option and is not sold less than one year after the exercise of the Option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss. An Optionee also may be subject to the alternative minimum tax upon exercise of his Options. The Company will not be entitled to receive any income tax deductions with respect to the granting or exercise of Incentive Options or the sale of the Common Stock underlying the Options.

     Non-Qualified Options will not qualify for the special tax benefits given to Incentive Options under Section 422 of the Code. An Optionee does not recognize any taxable income at the time he is granted a Non-Qualified Option. However, upon exercise of the Option, the Optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized by the Optionee will be treated as wages and will be subject to income tax withholding by the Company. Upon an Optionee's sale of shares acquired pursuant to the exercise of a Non-Qualified Option, any difference between the sale price and the fair market value of the shares on the date when the Option was exercised will be treated as long-term or short-term capital gain or loss. Upon an Optionee's exercise of a Non-Qualified Option, the Company will be entitled to a tax deduction in the amount recognized as ordinary income to the Optionee provided that the Company effects withholding with respect to the deemed compensation.

     There currently are options to purchase 968,050 shares of Common Stock outstanding under the 1994 Plan. The Option Committee may grant additional options to purchase 900 shares pursuant to the 1994 Plan. There also are options to purchase 302,223 shares of Common Stock outstanding under the Company's 1990 Plan, and no additional options may be granted under the 1990 Plan. In addition there are options to purchase 100,871 shares of Common Stock under the former Plains employee option plans. No additional options will be granted under the former Plains plans.

     In March 1997, the Company granted options pursuant to the 1997 Plan that will be void if the stockholders do not approve the 1997 Plan prior to March 20, 1998. The following table sets forth information concerning the portion of these conditional grants of stock options made pursuant to the 1997 Plan to the Company's Chief Executive Officer and each other executive officer of the Company whose total salary and bonus exceeded $100,000 in the fiscal year ended December 31, 1996, to all current executive officers of the Company as a group, to any person who received five percent of such options, and to all employees, including all current officers who are not executive officers, as a group. No grants of options were made to any current directors who are not executive officers under the 1997 Plan.

                               NEW PLAN BENEFITS

                             1997 STOCK OPTION PLAN

                                               Aggregate Exercise
                                                   Price Of                 Number Of Shares
         Name And Position                      Options($) /*/             Underlying Options
         -----------------                ---------------------------      ------------------

William J. Barrett, Chief Executive              $ 1,643,750                       50,000
 Officer and Chairman of the Board

Paul M. Rady, President, Chief                     1,643,750                       50,000
 Operating Officer, and a director

A. Ralph Reed, Executive Vice President-                 -0-                          -0-
  Operations, and a director

J. Frank Keller, Executive Vice                      877,763                       26,700
 President, Chief Financial Officer,
 Secretary, and a director

Eugene A. Lang, Jr., Senior Vice                   1,078,300                       32,800
 President and General Counsel

All Current Executive Officers as a                8,180,944                      248,850
 Group (12 Persons)

All Employees as a Group (Excluding               10,168,238                      309,300
 Executive Officers; 53 Persons)
__________________

/*/ The dollar value shown is the aggregate exercise price of all options granted to the person or group indicated.

     The closing sale price of the Company's Common Stock, as quoted on the New York Stock Exchange, at the close of business on April __, 1997 was $______.

     The approval of holders of shares representing a majority of the votes represented at the Annual Meeting will be necessary to adopt the 1997 Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT THE 1997 PLAN.

             PROPOSAL TO AMEND NON-DISCRETIONARY STOCK OPTION PLAN

     The Board Of Directors has adopted, subject to stockholder approval, an amendment to the Company's Non-Discretionary Stock Option Plan to increase from 200,000 to 300,000 the number of shares of Common Stock issuable pursuant to options granted under the Non-Discretionary Stock Option Plan (the "Non-Discretionary Plan") and the manner in which options under the Non-Discretionary Plan become exercisable. The exercise terms of the Non-Discretionary Plan have been amended to provide that options to purchase 1,000 shares shall become exercisable for each director for each Board of Directors meeting attended, other than a meeting attended by telephone conference call. The Non-Discretionary Plan previously provided that options become exercisable at the rate of 500 shares per meeting, including telephone conference calls, that were at least four hours in length and allowed meetings of less than four hours occurring within a 365-day period to be aggregated. Other than the preceding changes, there are no additional amendments to the Non-Discretionary Plan.

     The Non-Discretionary Plan is intended to reward non-employee directors for their participation and contributions to the Company. The effect of the increase in the number of shares issuable upon the exercise of options granted under the Non-Discretionary Plan is to allow the Company to grant more options from time to time, and the change in the number of options that become exercisable for each board meeting attended should increase the rate at which options become exercisable and new options are granted, allowing the Company to thereby augment its program of providing incentives to non-employee directors. There currently are eight non-employee directors eligible to receive options pursuant to the Non-Discretionary Plan.

     The Non-Discretionary Plan, as amended, provides that, upon inception of the Plan, the Company would grant options to purchase 10,000 shares to each non-employee director of the Company. Thereafter, at any time that a non-employee director owns no options that may become exercisable, the Company will grant that person options to purchase 10,000 shares of the Company's Common Stock.
The exercise price for the options shall be the fair market value of the Company's Common Stock on the date the options are granted. Shares acquired upon exercise of these options cannot be sold for six months following the date of grant. If not previously exercised, options that have been granted expire upon the later to occur of five years after the date of grant and two years after the date those options first became exercisable. The options also expire 90 days after the optionholder ceases to be a director of the Company.

     Options granted pursuant to the Non-Discretionary Plan will not qualify for special tax benefits given to incentive stock options under Section 422 of the Internal Revenue Code.

     Options granted pursuant to the Non-Discretionary Plan are not transferable during the optionee's lifetime other than by will, by the laws of descent and distribution, or by a court order in a domestic relations proceeding. The Options are exercisable during the optionee's lifetime only by the optionee or by the optionee's guardian or legal representative.

     In the event a change, such as a stock split, is made in the Company's Common Stock which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustment shall be made in the exercise price and in the number of shares subject to each outstanding option. In the event of a stock dividend, each optionee shall be entitled to receive, upon exercise of the option, the equivalent of any stock dividend that the optionee would have received had he or she been the holder of record of the shares purchased upon exercise. The Company also may make provisions for adjusting the number of shares subject to outstanding options in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of the Company's outstanding Common Stock.

     There are options to purchase 120,000 shares of Common Stock outstanding under the Non-Discretionary Plan and options to purchase an additional 70,000 shares may be granted. See "EXECUTIVE COMPENSATION--Compensation Of Directors" for information concerning options granted to non-employee directors of the Company. Although there is no present plan to grant additional options pursuant to the Non-Discretionary Plan to any particular non-employee directors, pursuant to the terms of the Non-Discretionary Plan, each non-employee director automatically will receive options to purchase an additional 10,000 shares at such time that all the options previously granted to that non-employee director become exercisable.

     The closing sale price of the Company's Common Stock, as quoted on the New York Stock Exchange at the close of business on April __, 1997, was $______ per share.

     The approval of holders of shares representing a majority of the votes represented at the Annual Meeting will be necessary to amend the Non-Discretionary Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE NON-DISCRETIONARY PLAN.

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

     The Board has unanimously approved and proposed for stockholder approval an amendment to the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 35,000,000 to 45,000,000 shares. The Company's Certificate of Incorporation currently authorizes the issuance of 35,000,000 shares of Common Stock and 1,000,000 shares of preferred stock. As of April __, 1997, _________ shares of the Company's Common Stock were issued and outstanding, and _______ shares of Common Stock were reserved for issuance under the Company's stock option plans. If the stockholders approve the 1997 Plan, an additional 1,500,000 shares of the Company's Common Stock will be reserved for issuance pursuant to the 1997 Plan. If the stockholders approve the amendment to the Non-Discretionary Plan, an additional 100,000 shares of the Company's Common Stock will be reserved for issuance pursuant to the Non-Discretionary Plan. Without amending the Certificate of Incorporation, the Company would be able to issue ______ additional shares of Common Stock (______ additional shares of Common Stock if the stockholders approve the 1997 Plan and the amendment to the Non-Discretionary Plan). If the proposed change in authorized capital is approved by stockholders, the Company will have _______ shares of unissued and unreserved shares of Common Stock available for issuance in the future.

     The Board believes that the additional shares of Common Stock resulting from the amendment of the Certificate of Incorporation should be available for issuance from time to time as may be required for various purposes, including the issuance of Common Stock in connection with financing or acquisition transactions and the issuance or reservation of Common Stock for employee stock options. The Company anticipates that in the future it will consider a number of possible financing and acquisition transactions that may involve the issuance of additional equity, debt or convertible securities. If the proposed increase in authorized capital is approved, the Board would be able to authorize the issuance of shares for these purposes without the necessity, and related costs and delays, of either calling a special stockholders' meeting or of waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital. If in a particular instance stockholder approval were required by law, New York

Stock Exchange rule or otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval regardless of whether a sufficient number of shares previously had been authorized. For example, the current rules of the New York Stock Exchange would require approval by the Company's stockholders if the number of shares of Common Stock to be issued equaled or exceeded 20 percent of the shares of Common Stock outstanding immediately prior to that issuance. The stockholders of the Company are not entitled to preemptive rights with respect to the issuance of any authorized but unissued shares.

     The proposed change in capital is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Certificate of Incorporation or the Bylaws of the Company in effect on the date of this Proxy Statement. However, stockholders should note that the availability of additional authorized and unissued shares of Common Stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove current management. Although the Board currently has no intention of doing so, shares of Common Stock could be issued by the Board to dilute the percentage of Common Stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving the Company. The Company is not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of the Company's Common Stock. The Company has no present intention to use the increased authorized Common Stock for anti-takeover purposes.

     The affirmative vote of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting of Stockholders is required to approve the proposed amendment to the Certificate of Incorporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL CONCERNING THE INCREASE IN AUTHORIZED CAPITAL.

                      PROPOSAL TO RATIFY THE SELECTION OF
                        ARTHUR ANDERSEN LLP AS AUDITORS

     The Board of Directors recommends that the stockholders of the Company vote in favor of ratifying the selection of the certified public accounting firm of Arthur Andersen LLP of Denver, Colorado as the auditors who will continue to audit financial statements, review tax returns, and perform other accounting and consulting services for the Company for the fiscal year ending December 31, 1997 or until the Board of Directors, in its discretion, replaces them. Arthur Andersen LLP has audited the Company's financial statements since the fiscal year ended September 30, 1992.

     An affirmative vote of the majority of shares represented at the meeting is necessary to ratify the selection of auditors. There is no legal requirement for submitting this proposal to the stockholders; however, the Board of Directors believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board may reconsider its selection of Arthur Andersen LLP. It is expected that one or more representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS AUDITORS.

                                 OTHER BUSINESS

     The Board of Directors of the Company is not aware of any other matters that are to be presented at the Annual Meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the Annual Meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

                               VOTING PROCEDURES

     Votes at the Annual Meeting of Stockholders are counted by Inspectors of Election appointed by the Chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to stockholders for their consideration, including the election of directors, unless a different number of votes is required by statute or the Company's Certificate of Incorporation. Abstentions by those present at the meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the name of brokers that are not voted are treated as not present.

                RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS

     In order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's next Annual Meeting of Stockholders following the end of the Company's 1997 fiscal year, proposals by individual stockholders must be received by the Company no later than December 26, 1997.

                      AVAILABILITY OF REPORTS ON FORM 10-K

     UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, TO ANY OF THE COMPANY'S STOCKHOLDERS OF RECORD OR TO ANY STOCKHOLDER WHO OWNS THE COMPANY'S COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE, AT THE CLOSE OF BUSINESS ON APRIL 21, 1997. ANY REQUEST FOR A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO THE SECRETARY, BARRETT RESOURCES CORPORATION, 1515 ARAPAHOE STREET, TOWER 3, SUITE 1000, DENVER, COLORADO 80202,
(303) 572-3900.

     This Notice and Proxy Statement are sent by order of the Board of Directors.



Dated:  April 24, 1997                     Paul M. Rady
                                           President and Chief Operating Officer


                                   * * * * *

                               THIS YOUR PROXY.
                            YOUR VOTE IS IMPORTANT.

                Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can ensure your shares are represented at the Meeting by promptly completing and returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.




                                  DETACH HERE
--------------------------------------------------------------------------------


PROXY                                                               PROXY
                   For the Annual Meeting Of Stockholders of
                         BARRETT RESOURCES CORPORATION
              Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Paul M. Rady and J. Frank Keller, or either of them, as proxies or ______________ (stockholders may strike the person(s) designated by Management and insert name and address of other person(s) to vote the proxy and mail proxy to named proxy holder) with power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting Of Stockholders of Barrett Resources Corporation (the "Corporation"), to be held at 9:00 A.M. on June 17, 1997, at the Westin Hotel, 1672 Lawrence Street, Denver, Colorado, or any adjournments thereof, on the following matters:

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
--------------------------------------------------------------------------------

X Please mark
  votes as in
  this example.

Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2, 3, 4 and 5. This proxy is solicited on behalf of the Board of Directors of Barrett Resources Corporation.

1.   ELECTION OF DIRECTORS

Nominees: William J. Barrett, C. Robert Buford, Derrill Cody, James M. Fitzgibbons, Hennie L.J.M. Gieskes, William W. Grant, III, J. Frank Keller, Paul M. Rady, A. Ralph Reed, James T. Rodgers, Philippe S.E. Schreiber, Harry
S. Welch

FOR ALL NOMINEES [_]    WITHHELD FROM ALL NOMINEES [_]

FOR ALL NOMINEES EXCEPT AS NOTED ABOVE [_]  MARK HERE FOR ADDRESS CHANGE AND
                                            NOTE BELOW [_]

2.    Proposal to adopt the Corporation's 1997 Stock Option Plan.

                  ___For        ___Against        ___Abstain

3.    Proposal to amend the Corporation's Non-Discretionary Stock Option Plan.

                  ___For        ___Against        ___Abstain

4. Proposal to authorize and approve amendment to the Certificate of Incorporation to increase this authorized Common Stock from 35,000,000 shares to 45,000,000 shares.

                  ___For        ___Against        ___Abstain

5. Proposal to ratify the selection by the Board of Directors or Arthur Andersen LLP as the independent certified accountants for the Corporation for the fiscal year ending December 31, 1997.

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)


Signature: ____________________________    Date: _________________

Signature: ____________________________    Date: _________________